                                 EXHIBIT 99

                         DESCRIPTION OF COMMON STOCK
                      OF LOUISIANA-PACIFIC CORPORATION


General

           The authorized capital stock of Louisiana-Pacific Corporation ("L-P") consists of 15,000,000 shares of Preferred Stock, $1 par value ("Preferred Stock"), and 200,000,000 shares of Common Stock, $1 par value ("Common Stock"). All outstanding shares of Common Stock are fully paid and nonassessable. Holders of Common Stock have no preemptive or conversion rights and there are no redemption or sinking fund provisions relating to the Common Stock. As no Preferred Stock is outstanding, there are no restrictions on repurchase or redemption of Common Stock as a result of arrearages in the payment of dividends or sinking fund installments with respect to any class of stock issued by L-P. The holders of outstanding shares of Common Stock are entitled to one vote per share. Voting for directors is not cumulative. The board of directors of L-P is divided into three classes serving staggered three-year terms.

           Subject to the rights of any Preferred Stock which may be issued in the future, the holders of Common Stock are entitled to such dividends as the board of directors may declare out of assets legally available therefor, at such times and in such amounts as the board deems advisable, and to share pro rata in all assets of L-P available for distribution to its stockholders upon liquidation.

Business Combinations

           Article Eighth of L-P's Restated Certificate of Incorporation, relating to certain business combinations, provides that:

           (a) At any time a person beneficially owns at least 20 percent of L-P's outstanding Common Stock, certain mergers or other transactions involving L-P, including the issuance of voting securities of L-P other than pursuant to employee benefit plans, must be approved by holders of at least 75 percent of the outstanding Common Stock unless (i) such person acquired its Common Stock in a cash tender offer for all the outstanding Common Stock or has no interest in such merger or other transaction other than solely as a holder of Common Stock, (ii) certain price requirements are met, or (iii) such merger or other transaction has been approved by at least two-thirds of the entire board of directors of L-P;

           (b) Changes to L-P's bylaws must be approved by at least two-thirds of the entire board of directors of L-P, or by the affirmative vote of holders of at least 75 percent of the outstanding Common Stock;

           (c) Directors may only be removed for cause and by the affirmative vote of holders of at least 75 percent of the outstanding Common Stock; and

           (d) Any stockholder action must be taken at a meeting of stockholders.

Article Eighth may be changed only by the affirmative vote of holders of at least 75 percent of the outstanding Common Stock.

Preferred Stock

           The authorized Preferred Stock may be issued in the future without any further action by the holders of the Common Stock, except as provided in Article Eighth of L-P's Restated Certificate of Incorporation discussed above. The board of directors is authorized to divide the Preferred Stock into series and, within the limitations provided by law and L-P's charter, to designate the different series and fix and determine the relative rights and preferences of any series so established. If Preferred Stock is issued, the rights of the holders of Common Stock will be subordinated in certain respects to the rights of the holders of the Preferred Stock.

Preferred Stock Purchase Rights

           One-third of a purchase right ("Right") is attached to each share of Common Stock pursuant to a Rights Agreement. A copy of the Rights Agreement as amended and restated as of February 3, 1991 (the "Rights Agreement"), may be obtained by stockholders from L-P. Each Right entitles the registered holder to purchase from L-P one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, $1 par value, of L-P (the "Preferred Shares"). The Rights are not exercisable and are attached to and trade with shares of Common Stock until the earlier of (i) 10 days following a public announcement that a person, other than certain exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding Common Stock, other than pursuant to a Qualifying Tender Offer (as defined in the Rights Agreement) (an "Acquiring Person"), or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer (other than a Qualifying Tender Offer) the consummation of which would result in the beneficial ownership by a person of 30 percent or more of the outstanding Common Stock. Upon such an event, the Rights will trade separately. When the Rights first become exercisable, holders of the Rights will be entitled to receive upon exercise and the payment of $75 per Right (the "Purchase Price"), one one-hundredth of a Preferred Share. Unless the Rights are earlier redeemed or exchanged, in the event that a person becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person or certain transferees, which will thereafter be void) will thereafter have the right to receive, upon exercise and payment of the Purchase Price, shares of Common Stock having a value equal to two times the Purchase Price. Similarly, upon the occurrence of certain acquisition transactions involving L-P, proper provision must be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person or certain transferees, which will thereafter be void) thereafter will have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the Purchase Price.

           At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50 percent or more of the outstanding shares of Common Stock, L-P may exchange the Rights (other than Rights beneficially owned by such Acquiring Person or certain transferees, which became null and void), in whole or in part, for Common Stock at the rate of three shares per Right.

           Each Preferred Share will be entitled to receive upon declaration the greater of (i) cash and non-cash dividends in an amount equal to 300 times the per share dividends declared on the Common Stock or (ii) a preferential annual dividend of $92 per share. The holders of Preferred Shares, voting as a separate class, will be entitled to elect two directors if dividends on such stock are in arrears in an amount equal to six quarterly dividends. In the event of liquidation, each Preferred Share will be entitled to receive a liquidation payment in an amount equal to the greater of $1 plus all accrued and unpaid dividends and distributions or an amount equal to 300 times the aggregate amount to be distributed per share of Common Stock. Each Preferred Share will have one vote, voting together with the Common Stock. In the event of any merger, consolidation, or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 300 times the amount received per share of Common Stock.

           The Rights will expire on June 6, 1998, unless earlier redeemed or exchanged by L-P. Until the close of business on the earlier of (i) the 10th day following public announcement that a person has become an Acquiring Person or (ii) the expiration date of the Rights, the Rights may be redeemed at L-P's election in whole, but not in part, at a price of $.01 per Right. L-P's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10 percent or less of the outstanding Common Stock in a transaction not involving a purchase by L-P.

           L-P's Restated Certificate of Incorporation and the Rights Agreement contain various antidilution provisions affecting the Rights and the Preferred Shares.

           The Rights have certain antitakeover effects, but should not discourage a Qualifying Tender Offer or interfere with any merger or other business combination approved by L-P's board of directors at a time when the Rights are redeemable. The Rights will cause substantial dilution to a person or group that attempts to acquire L-P on terms not approved by L-P's board of directors except pursuant to a Qualifying Tender Offer.